UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 7, 2006 (March 6, 2006)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (IRS Employer Identification No.)
840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective March 6, 2006, William B. Rutherford, 42, has been appointed the Chief Operating Officer of Psychiatric Solutions, Inc. (the “Company”). A copy of the press release announcing the appointment of Mr. Rutherford is attached hereto as Exhibit 99 and is incorporated herein by reference.
     From 1996 to 2005, Mr. Rutherford was an executive officer of HCA Inc. (“HCA”), a health care services company, serving as Chief Financial Officer — Eastern Group. In such position, Mr. Rutherford was responsible for the financial operations of over 90 hospitals in six operating divisions across the Eastern portion of the United States. Previously, he served as Chief Financial Officer of HCA’s Georgia Division where he oversaw the financial operations of 17 hospitals. Earlier, Mr. Rutherford, a Certified Public Accountant, held several positions with HCA, including Director of Internal Audit and Director of Operations Support. He left HCA in 2005 to launch a consulting group focused on executive learning and management training.
Item 9.01. Financial Statements and Exhibits.
           (d) Exhibits.

99	Press Release of Psychiatric Solutions, Inc., dated March 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

Date: March 7, 2006

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
99	Press Release of Psychiatric Solutions, Inc., dated March 6, 2006